Exhibit 99.1

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

IN RE:                      :
                              Civil Action No. DKC 2003-2009
JOHN L. LAWBAUGH            :
                              Adversary Proceeding No.
Debtor                      : 03-03041-PM

                            :
1ST ATLANTIC GUARANTY
CORPORATION                 :

                            :
Plaintiff
                            :
v.
                            :
JOHN L. LAWBAUGH
                            :
Defendant

                                      ORDER

      For the reasons stated in the foregoing Memorandum Opinion, as well as in open court, it is this 20th day of August, 2003, by the United States District Court for the District of Maryland, ORDERED that:

      1. The motion of 1st Atlantic Guaranty Corporation for summary judgment BE, and the same hereby IS, GRANTED;

      2.    It is DECLARED that:

            A. The Escrow Agreement is an enforceable express trust under Maryland law and the 1st Atlantic Guaranty Corporation shares that are the subject of the Escrow Agreement are not the property of John Lawbaugh's bankruptcy estate;

            B. The interest of John Lawbaugh and the interest of John Lawbaugh's bankruptcy estate in the 1st Atlantic Guaranty Corporation shares is a contingent right to any surplus after payment of $2,531,981, the amount owed to 1st Atlantic and SBM Certificate Company, is deducted from the proceeds of the sale of the 1st Atlantic shares; and

            C. The sale of 1st Atlantic Guaranty Corporation may proceed to Geneva Capital Partners and Geneva Capital Partners will acquire the shares free and clear of all claims, liens and interest of John Lawbaugh or creditors of John Lawbaugh and his bankruptcy estate; and

      3. The clerk will transmit copies of the Memorandum Opinion and this Order to counsel for the parties and to counsel for SEC.


                                             /s/
                                             ----------------------------
                                             DEBORAH K. CHASANOW
                                             United States District Judge


                                       6